As filed with the Securities and Exchange Commission on December 5, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Themes ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered	IRS Employer ID Number
Leverage Shares 2X Long TSLA Daily ETF	NASDAQ Stock Market, LLC	99-4824155
Leverage Shares 2X Long NVDA Daily ETF	NASDAQ Stock Market, LLC	99-4804113
Leverage Shares 2X Long ASML Daily ETF	NASDAQ Stock Market, LLC	99-4688893
Leverage Shares 2X Long AAPL Daily ETF	NASDAQ Stock Market, LLC	99-4615609
Leverage Shares 2X Long BA Daily ETF	NASDAQ Stock Market, LLC	99-4709248
Leverage Shares 2X Long COIN Daily ETF	NASDAQ Stock Market, LLC	99-4737764
Leverage Shares 2X Long AMD Daily ETF	NASDAQ Stock Market, LLC	99-4641264
Leverage Shares 2X Long META Daily ETF	NASDAQ Stock Market, LLC	99-4765319
Leverage Shares 2X Long MSFT Daily ETF	NASDAQ Stock Market, LLC	99-4782907
Leverage Shares 2X Long TSM Daily ETF	NASDAQ Stock Market, LLC	99-4851451
Leverage Shares 2X Long ARM Daily ETF	NASDAQ Stock Market, LLC	99-4665463
Leverage Shares 2X Short TSLA Daily ETF	NASDAQ Stock Market, LLC	99-4873685
Leverage Shares 2X Short NVDA Daily ETF	NASDAQ Stock Market, LLC	99-4894454

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-271700

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 22  to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-271700 and 811-23872), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No 0001829126-24-008009) on December 4, 2024, which is incorporated herein by reference.

Item 2. Exhibits

A.	Registrant’s Certificate of Trust dated February 22, 2023 is incorporated herein by reference to Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

B.	Registrant’s Amended Agreement and Declaration of Trust dated June 28, 2023 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on June 30, 2023 (Accession Number: 0001829126-23-004513).

C.	Registrant’s By-Laws dated February 22, 2023 are incorporated herein by reference to Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-271700; 811-23872), as filed with the SEC via EDGAR on May 5, 2023 (Accession Number: 0001398344-23-008969).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Themes ETF Trust
December 5, 2024

/s/ Jose Gonzalez
Jose Gonzalez
President

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